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Exhibit 16.1

             [LETTERHEAD OF WEINBERG & COMPANY, P.A. APPEARS HERE]





                                        February 13, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


        Re:  SAF T LOK INCORPORATED
             FILE REF. NO. 1-11968
             ----------------------

We were previously the principal accountant for Saf T Lok Incorporated and under the date of April 10, 1997, we reported on the consolidated financial statements of Saf T Lok Incorporated and Subsidiaries as of and for the years ended December 31, 1996 and 1995. On May 30, 1997, our appointment as principal accountant was terminated. We have read Saf T Lok Incorporated's statements included on pages 25 and 26 under the section labeled Changes in Accountants of its Form S-1 to be filed on February 13, 1998, and we agree with such statements.

                                        Very truly yours,


                                         /s/ Weinberg & Company, P.A.
                                        -------------------------------
                                        WEINBERG & COMPANY, P.A.
                                        F/K/A WEINBERG, PERSHES & COMPANY, P.A.